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THE UNITED STATES LIFE INSURANCE COMPANY IN THE CITY OF NEW YORK                                                EXHIBIT (e)(2)
One World Financial Center, 200 Liberty Street, New York, NY 10281

PLEASE PRINT ALL ANSWERS                                                           SUPPLEMENTAL APPLICATION FOR LIFE INSURANCE
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  1. Proposed   Last Name            First Name       Middle Initial           2. Date of Birth       3.Social Security Number
     Insured    _____________________________________________________          ____________________   ________________________

  4. Allocation of premium (Must be in 1% increments and no less than 5% to any one fund. Total must equal 100%.)

      GUARANTEED ACCOUNT                                  ____  %

      AIM VARIABLE INSURANCE FUNDS
      (INVESCO VARIABLE INSURANCE FUNDS)                             GOLDMAN SACHS VARIABLE INSURANCE TRUST
      Invesco Van Kampen V.I. High Yield Fund             ____  %    Strategic International Equity Fund                 ___ %
      Invesco Van Kampen V.I. Mid Cap Value Fund          ____  %    Structured U.S. Equity Fund                         ___ %

      ALLIANCEBERNSTEIN VARIABLE PRODUCTS SERIES FUND                JPMORGAN INSURANCE TRUST
      Growth Portfolio - Class A                          ____  %    Small Cap Core Portfolio                            ___ %
      Growth & Income Portfolio - Class A                 ____  %
      Large Cap Growth Portfolio - Class A                ____  %    NEUBERGER BERMAN ADVISERS MANAGEMENT TRUST
      Small Cap Growth Portfolio - Class A                ____  %    AMT Partners Portfolio                              ___ %

      AMERICAN CENTURY VARIABLE PORTFOLIOS, INC.                     PIMCO VARIABLE INSURANCE TRUST
      VP Income & Growth Fund                             ____  %    High Yield Portfolio - Admin. Class                 ___ %
      VP International Fund                               ____  %    Long-Term U.S. Gov't Portfolio - Admin. Class       ___ %
                                                                     Real Return Portfolio - Admin. Class                ___ %
      BLACKROCK  VARIABLE SERIES FUNDS, INC.                         Short-Term Portfolio - Admin. Class                 ___ %
      BlackRock Basic Value V.I. Fund - Class I           ____  %    Total Return Portfolio - Admin. Class               ___ %
      BlackRock Capital Appreciation V.I. Fund - Class I  ____  %
      BlackRock Government Income V.I. Fund - Class I     ____  %    THE UNIVERSAL INSTITUTIONAL FUNDS, INC.
      BlackRock Value Opportunities V.I. Fund - Class I   ____  %    Emerging Markets Equity Portfolio - Class I         ___ %
                                                                     Core Plus Fixed Income Portfolio - Class I          ___ %
      FIDELITY VARIABLE INSURANCE PRODUCTS                           Mid Cap Growth Portfolio - Class I                  ___ %
      VIP Balanced Portfolio - Initial Class              ____  %
      VIP Contrafund Portfolio - Initial Class            ____  %    VALIC COMPANY I
      VIP Index 500 Portfolio - Initial Class             ____  %    International Equities Fund                         ___ %
      VIP Money Market  Portfolio - Initial Class         ____  %    Mid Cap Index Fund                                  ___ %
                                                                     Small Cap Index Fund                                ___ %
      FRANKLIN TEMPLETON VARIABLE INSURANCE PRODUCTS
      Developing Markets Securities Fund - Class 2        ____  %    VANGUARD VARIABLE INSURANCE FUND
      Foreign Securities Fund - Class 2                   ____  %    Total Bond Market Index Portfolio                   ___ %
      Growth Securities Fund - Class 2                    ____  %    Total Stock Market Index Portfolio                  ___ %


         NOTE: THE NET PREMIUM WILL BE ALLOCATED TO THE  MONEY MARKET FUND UNTIL THE END OF THE RIGHT TO EXAMINE THIS CERTIFICATE
                 PERIOD.

5.  Dollar Cost Averaging (Minimum of $2,000 must be allocated to the Fidelity Money Market Portfolio.              YES     NO
    If elected you must complete the Dollar Cost Averaging Plan Request Form.)                                      [_]     [_]

6.  (a) Did the Owner receive current prospectuses?                                                                 [_]     [_]
    (b) Does the Owner understand that:
          THE DEATH BENEFIT MAY INCREASE OR DECREASE DEPENDING ON INVESTMENT PERFORMANCE?                           [_]     [_]
          THE CASH VALUE MAY INCREASE OR DECREASE DEPENDING ON INVESTMENT PERFORMANCE?                              [_]     [_]
          The Certificate will lapse if the cash surrender value becomes insufficient to cover the total
          monthly deductions?                                                                                       [_]     [_]
    (c) Does the Owner believe that this Certificate will meet insurance needs and financial objectives?            [_]     [_]
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7. Suitability   What is the Owner's:   Approximate net worth   ________________
                                        Income earned           ________________
                                        Income unearned         ________________
                                        Number of dependents    ________________
                                        Marginal tax bracket    ________________

Investment Objective(s) (check all that apply): Growth _______ Growth and Income ______ Income _____ Capital Appreciation _____
Speculation

I, the Owner, represent that the statements and answers in this supplemental application are written as made by me and are complete and true to the best of my knowledge and belief.

Signed on __________________________________, 20___      _________________________________________________
                                                         Signature of Owner
at _______________________, State of ______________

_________________________________________________        _________________________________________________
Signature of Soliciting Agent                            Signature of Proposed Insured if not Owner
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